Exhibit 1.01

CONFLICT MINERALS REPORT OF KYOCERA CORPORATION

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Part I: Introduction

This is the Conflict Minerals Report of Kyocera Corporation and its subsidiaries (Kyocera) for the calendar year ended December 31, 2017 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (Rule 13p-1). Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to the 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

AVX Corporation and its subsidiaries (AVX), a U.S.-based consolidated subsidiary of Kyocera Corporation, is listed on the New York Stock Exchange (NYSE) and registered with the U.S. Securities and Exchange Commission. AVX is subject to Rule 13p-1, and has prepared and filed a conflict minerals report relating to its own activities for the calendar year 2017 (AVX CMR) as an exhibit to its Form SD filed with the Commission on May 25, 2018 (AVX Form SD, Commission File Number 001-07201). Therefore, the conflict minerals disclosures relating to AVX are not set out in this document. The AVX CMR, together with the AVX Conflict Minerals Policy, is available on the AVX website at www.avx.com.

Company Overview

Kyocera develops new technologies and new products and cultivates new markets based on fine ceramic technologies since establishment. Kyocera also promotes growth through the diversified management resources from components technologies to electronic devices, equipment, systems and services. Kyocera develops, produces and distributes worldwide various kinds of products primarily for the following markets: information and communications, industrial machinery, automotive-related and environment and energy.

Company Management Policy

Kyocera’s management rationale is “To provide opportunities for the material and intellectual growth of all our employees, and through our joint efforts, contribute to the advancement of society and humankind,” and to realize this, we are striving to put into practice Amoeba Management, our unique business management system, and to achieve further sales expansion and high profitability.

Operations and products subject to conflict minerals survey

Kyocera categorized its products and services into six reporting segments: (1) Industrial & Automotive Components Group, (2) Semiconductor Components Group, (3) Electronic Devices Group, (4) Communications Group, (5) Document Solutions Group and (6) Life & Environment Group.

Products in scope of conflict minerals survey are all of Kyocera’s products except for Information Systems and Telecommunication Services, Engineering Business, Management Consulting Business in the “Communications Group” and Realty Development Business in “Others.” Major products subject to the survey are as follows: fine ceramic components; automotive components; liquid crystal displays; industrial tools; ceramic packages; organic multilayer substrates and boards; electronic components (capacitors, crystal devices, connectors, power semiconductor devices, etc.); printing devices; mobile phones; M2M modules; and printers and multifunctional products as well as supplies; solar power generating system related products; medical devices; and jewelry and ceramic knives.

Part 2: Due Diligence Design and Measures Performed

Kyocera undertook due diligence measures to reduce the risk of funding armed groups in the DRC Countries from its supply chain in accordance with Rule 13p-1 under the Securities Exchange Act of 1934.

Design of Due Diligence

Kyocera designed due diligence in conformity with the internationally recognized due diligence framework set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (2016), and related supplements therein.

Due Diligence Measures Performed

Step 1: Establish strong company management systems

(1) Conflict Minerals Policy

Kyocera’s basic policy in its purchasing activities is to conduct fair trades based on the “Kyocera Philosophy.” In terms of a specific procurement policy, the “Kyocera Supply Chain CSR Procurement Guideline*” is provided to and shared with suppliers. The guideline is also disclosed on its website.

Kyocera’s policy is not to purchase conflict minerals or materials and products using metals made from conflict minerals which may serve as funding sources for armed groups committing human rights violations in DRC Countries.

*	Available from: https://global.kyocera.com/ecology/social/images/csr_guide.pdf

(2) Internal Organization

Kyocera established the “Kyocera Conflict Minerals Committee” (the Committee) in 2013 as a structure with the primary role of implementing the above policy related to conflict minerals. The Committee decides on the fundamental method of investigating conflict minerals within Kyocera and the content of information for disclosure. The Committee also reports the details of these activities to management in a timely and appropriate manner. In addition, the Committee builds awareness of regulations and policies related to conflict minerals among subsidiaries and takes responsibility for promoting adequate initiatives concerning conflict minerals throughout the Kyocera Group companies.

The Committee is comprised of a Corporate Officer or General Manager from the relevant divisions or departments such as purchasing, investor relations, general affairs, internal audit and legal affairs.

The Committee has also established the Administrative Team of Conflict Minerals Committee (the Team) comprised of the aforementioned divisional representatives as a subordinate structure. The Team liaises with the person in charge of the purchasing division in each subsidiary and makes individual response related to conflict minerals surveys and information disclosure.

In order to ascertain risks in responding to conflict minerals, the Committee acts as the point of contact for stakeholders and purchasing divisions. It also has the role of responding to complaints and whistleblower reports related to conflict minerals collected through an internal whistleblower system.

The Committee entrusts authority for such activities at AVX to an internal structure within AVX with a system set up for receiving timely reports on the results of these activities.

(3) External Framework for Cooperation with Supply Chain Management

Kyocera seeks to advance partnerships and cooperation with industry organizations to enable an adequate system of cooperation with outside entities regarding conflict minerals. Specifically, Kyocera has participated in the “Responsible Minerals Trade Working Group” established within the Japan Electronics and Information Technology Industries Association (JEITA) as a principal member since its inauguration in order to realize responsible minerals procurement and meet regulations related to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States.

At the “Responsible Minerals Trade Working Group,” Kyocera helps to identify and respond to challenges in surveys as well as conduct survey briefing sessions among other cooperative activities. In these and other ways Kyocera dedicated itself to contribute for better understanding of conflict minerals activities.

(4) Engagement with Suppliers

Kyocera requests of suppliers that transactions are to be conducted in accordance with its Supply Chain CSR Procurement Guidelines, and requests compliance from suppliers to deal with conflict minerals.

Kyocera has conducted briefing sessions for suppliers both in Japan and overseas with the aims of explaining its conflict minerals policy and requesting cooperation on the survey by using the Conflict Minerals Reporting Template (the Template) prior to conducting it. From April to July 2017, Kyocera held briefing sessions and workshops in Japan and China, where the Kyocera’s suppliers are concentrated. In addition, Kyocera worked to improve its suppliers’ activities for conflict minerals through individual meetings and counselling via phone for suppliers who could not attend the briefing sessions or workshops. Briefing sessions were held in Tokyo and Kyoto for suppliers. Workshops were also held in China for Kyocera employees being in charge of handling the conflict minerals survey in order to strengthen Kyocera’s internal framework.

Step 2: Identify and assess risk in the supply chain

In the 2017 survey, Kyocera made efforts to enhance the survey collection rate by prompting suppliers yet to complete the survey to do so by the end of the Template submission due date.

Kyocera examined and confirmed instances of non-conformity and contradiction in content by using a statistical tool released by the Japan Auto Parts Industries Association (JAPIA) on its website. Subsequently, Kyocera compared smelters or refiners identified through the survey against the Compliant Smelters and Refiners Lists published by the Responsible Minerals Initiative (RMI) to determine whether the identified smelters/refiners have obtained CFS validation.

Kyocera participated in the process of identifying smelters/refiners by submitting data on smelters/refiners that cannot be identified to the “Conflict Free Sourcing (CFS) Working Group.” The CFS Working Group was established by the industry organizations Japan Automobile Manufacturers Association (JAMA), JAPIA and JEITA to collaborate in dealing with conflict minerals issues.

Step 3: Design and implement a strategy to respond to identified risks

Kyocera requested additional surveys including interviews and reinvestigation as well as improvement from “critical suppliers” who responded that they use conflict minerals from DRC Countries and suppliers who responded that they have not yet completed the Reasonable Country of Origin Inquiry (RCOI). In cases where these suppliers do not meet our requirements, or a supplier is deemed to pose a significant risk, Kyocera will require them to sign a letter of commitment that states they will comply with Kyocera’s conflict minerals policy. Kyocera’s policy is to discontinue or cease doing business with suppliers who refuse to sign the agreement or who have not made visible improvements to alleviate risk. Further, Kyocera belongs to a team, formed by JEITA, which assists smelters, and conducts outreach activities directly urging smelters to obtain CFS validation. As a result of these efforts, in the 2017 survey, the number of Template collected from suppliers that are assessed to be risky decreased by approximately 25% compared with the 2016 survey.

Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Kyocera uses the Responsible Minerals Assurance Process (RMAP, formerly Conflict-Free Smelter Program, or CFSP), developed by RMI, for due diligence in the supply chain. JEITA participates and collaborates with the RMI, and Kyocera cooperates with the RMI as a principal member of JEITA. Kyocera also makes use of the RMAP coordinated by the RMI to determine whether or not smelters within its supply chain have completed or have committed to undergo an audit.

Step 5: Report on supply chain due diligence

Kyocera will file the Form SD along with this Conflict Minerals Report*, its accompanying document, with the U.S. Securities and Exchange Commission and disclose it publicly through the Company’s website.

* Available from: https://global.kyocera.com/ir/library/cmr.html

Part 3: Result of Due Diligence Measures Performed

Kyocera has concluded that it is possible that conflict minerals are being used in its products. It cannot confirm whether or not the minerals originate from DRC Countries since it was not possible to obtain sufficient information from the relevant suppliers.

Kyocera reconciled the smelters and refiners reported in the Template prepared by suppliers with those in “the Standard Smelter Names” released by the RMI, and Kyocera has identified the following facilities of 3TG in its supply chain.

Smelters or refiners	Tin	Tantalum	Tungsten	Gold	Total
Number of refiners and smelters	80	42	46	146	314
Number of refiners and smelters validated as CFS	70	41	41	101	253
Number of refiners and smelters considered as Non-CFS	10	1	5	45	61

Table 1. List of 253 CFS-validated smelters/refiners within Kyocera’s supply chain as of March 22, 2018.

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES OF AMERICA

Tin	CV Gita Pesona	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Premium Tin Indonesia	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	Dowa	JAPAN

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Fenix Metals	POLAND

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	Soft Metais Ltda.	BRAZIL

Tin	Thaisarco	THAILAND

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	PT Inti Stania Prima	INDONESIA

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Tiga Sekawan	INDONESIA

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	PT O.M. Indonesia	INDONESIA

Tin	Metallo Belgium N.V.	BELGIUM

Tin	Metallo Spain S.L.U.	SPAIN

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	Gejiu Jinye Mineral Company	CHINA

Tin	PT Lautan Harmonis Sejahtera	INDONESIA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Cendres + Metaux S.A.	SWITZERLAND

Gold	Chimet S.p.A.	ITALY

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Materion	UNITED STATES OF AMERICA

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Precinox S.A.	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Royal Canadian Mint	CANADA

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Valcambi S.A.	SWITZERLAND

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA

Gold	Yamakin Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	T.C.A S.p.A	ITALY

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Marsam Metals	BRAZIL

Gold	SAAMP	FRANCE

Gold	Italpreziosi	ITALY

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Safimet S.p.A	ITALY

Countries of origin of the conflict minerals these facilities may process include:

Australia, Bolivia, Brazil, Burundi, Canada, Columbia, USA, Mexico, Nigeria, Russia, Rwanda, Spain, Thailand, Vietnam, Malaysia, Democratic Republic of the Congo, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Sierra Leone, Zimbabwe, Portugal, Laos, Myanmar, Morocco, Peru, Republic of the Congo, Indonesia, Austria, Belgium, China, Papua New Guinea, Argentina, Chile, Italy, Philippines, South Africa, Switzerland, Kazakhstan, Katanga, Uzbekistan, Republic of Korea

Part 4: Future Due Diligence Measures

Kyocera is unable to determine whether or not 3TG, which may be used to manufacture Kyocera’s manufactured or distributed products, are DRC conflict free. Therefore, the products in scope of survey are considered to be DRC conflict undeterminable. Kyocera is making this determination because it does not have sufficient information from suppliers or other sources to conclude whether the necessary conflict minerals originated in DRC Countries and, if so, whether the necessary conflict minerals were from recycled or scrap sources, were DRC conflict free or have not been found to be DRC conflict free.

Kyocera will continue to make efforts to determine the mine(s) or location of origin with the greatest possible specificity including the use of the due diligence measures described above.

Cautionary statement

Except for historical information contained herein, the matters set forth in this document are forward-looking statements that involve risks and uncertainties including, but not limited to, product demand, competition, regulatory approvals, the effect of economic conditions and technological difficulties, and other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission.